Exhibit 99.2

Delek US Holdings to Participate in Energy Industry Conferences

BRENTWOOD, Tenn., February 28, 2020 -- Delek US Holdings, Inc. (“Delek US”) (NYSE: DK) today announced that members of management will participate in the following investor conferences in March 2020.

Credit Suisse 25th Annual Energy Summit, March 1 – 2, 2020 in Vail, CO

Raymond James 41st Annual Institutional Investors Conference, March 3 – 4, 2020 in Orlando, FL

Simmons 20th Annual Energy Conference, March 24 – 25, 2020 in Las Vegas, NV

Scotia Annual Energy Conference, March 25 – 26, 2020 in New Orleans, LA

Mizuho 4th Annual Energy Summit, March 29 – 31, 2020 in Napa, CA

Relevant Delek US investor presentation materials will be available in the “Investors” section of the Delek US website at http://www.DelekUS.com.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, asphalt, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations include Delek Logistics Partners, LP (“Delek Logistics”) (NYSE: DKL). Delek US and its affiliates own approximately 63 percent (including the 2 percent general partner interest) of Delek Logistics. Delek Logistics is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The convenience store retail business operates approximately 252 convenience stores in central and west Texas and New Mexico.

Investor Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312
Jeb Bachmann, Manager of Investor Relations and Market Intelligence, 615-224-1118
Lenny Raymond, Manager of Investor Relations and Market Intelligence, 615-224-0828

Keith Johnson, Vice President of Investor Relations, 615-435-1366

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407
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